CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated January 13, 2011 with respect to the consolidated financial statements of Deltron, Inc. and its subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty for the nine-month transition period ended September 30, 2010, included herein.

/s/ Cacciamatta Accountancy Corporation
CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
January 13, 2012